SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

               Date of Report (date of earliest event reported):
               -------------------------------------------------
                      December 15, 2000 (December 15, 2000)


                      Furniture Brands International, Inc.
                      ------------------------------------
               (Exact name of Registrant as specified in charter)


       Delaware                      I-91                     43-033768
------------------------     -------------------      ------------------------
(State of Incorporation)         (Commission               (IRS Employer
                                 File Number)         Identification Number)




                101 South Hanley Road, St. Louis, Missouri 63105
                ------------------------------------------------
                     (Address of principal executive offices)




                                 (314) 863-1100
                                 --------------
                         (Registrant's telephone number)

Item 5.  Other Matters

         On December 15, 2000 the Company announced that it expects fourth quarter sales to be marginally lower than last year, and fourth quarter earnings per share from operations to be in the $0.45 to $0.48 range, compared to $0.58 last year, resulting in full year earnings per share from operations of $2.12 to $2.15, versus last year's $2.14.

         The full year 2000 earnings per share estimate does not include two fourth quarter non-recurring items which will largely offset each other: a non-recurring loss from an increase in bad debt expense related to the Heilig-Meyers reorganization, and a non-recurring gain from a dividend to be received from a minority investment in a company which leases exhibition space to furniture and accessory manufacturers in High Point, North Carolina. The 2000 earnings per share estimate also excludes a second quarter extraordinary item (an expense) of $0.05 related to the early extinguishment of debt.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                  99       Press Release, dated December 15, 2000

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         Furniture Brands International, Inc.




                                    By:   \s\David P. Howard
                                         ----------------------------------
                                             David P. Howard
                                             Vice President, Treasurer and
                                               Chief Financial Officer

Dated:   December 15, 2000